Exhibit 10.9

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), effective this 5th day of February 2010 (the "Effective Date"), is between AVT Acquisition Corp., a Delaware corporation ("AVTAC") and AV Therapeutics, Inc. (“Therapeutics”) together with AVTAC, each a "Party" and, collectively, the "Parties").

WITNESSETH:

WHEREAS, Prostagenics LLC and New York Medical College (the "College") were parties to a Patent, Know-How and Technology License dated September 2000, as amended (the "NYMC License"), a copy of which is attached hereto as Exhibit A, pursuant to which the College granted to Prostagenics an exclusive license covering certain Patent Rights, Technology and Know-How (as defined in the NYMC License) owned by the College relating to the use of 1-niiro-9-alkylamino acridine derivatives and 1-nitroacridine/tumor inhibitor compositions for the treatment of cancer;

WHEREAS, on February 5, 2010, Prostagenics assigned such license to AVTAC pursuant to an Assignment and Assumption Agreement (the “Original Assignment Agreement”), a copy of which is attached hereto;

WHEREAS, the sole stockholder of AVTAC is a principal stockholder of Therapeutics and accordingly this transaction is in their mutual best interests; and

WHEREAS, AVTAC has offered to assign to Therapeutics, all of AVTAC’s rights and obligations under the Original Assignment Agreement and Therapeutics AVTAC has agreed to accept such assignment and to assume all of AVTAC’s' obligations under the Original Assignment Agreement on the terms set forth herein below.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and other good and valuable consideration, the receipt of which are acknowledged by the Parties, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1. Unless otherwise defined herein, all defined terms herein shall have the same meaning as defined in the Original Assignment Agreement.

ARTICLE 2
ASSIGNMENT

2. Upon execution hereof, AVTAC hereby: (i) in sells, assigns and transfers to Therapeutics all of AVTAC’s' rights and obligations under the Original Assignment Agreement and AVTAC hereby assumes and agrees to perform all of AVTAC’s obligations thereunder, including but not limited to the obligations under Section 3 and 6 of the Original Assignment Agreement; and (ii) sells, assigns and transfers to Therapeutics all right, title and interest in and to the Confidential Prostagenics Information. The assignment of the NYMC License described in this Section 2.1 is intended to be an assignment of all of AVTAC’s' rights therein and not as a sublicense or similar arrangement.

ARTICLE 3
PAYMENT OF PURCHASE PRICE;
ONGOING PATENT MAINIENANCE FEES
ASSUMPTION OF DEBT
3. Purchase Price.

3.1.   As consideration for the assignment of all of AVTAC’s' rights and obligations under the NYMC License and the sale, conveyance, transfer and assignment of the Confidential Prostagenics Information, and in accordance with and subject to the terms hereof following execution of this Agreement, Therapeutics shall, pay to AVTAC all obligations of AVTAC under the Original Assignment Agreement on the same schedule as set forth therein.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF AVTAC

AVTAC hereby represents and warrants to Therapeutics as follows:

4.             Corporate Power/Good Standing. AVTAC has the corporate power and authority to own, lease and operate its properties and to conduct its business as is presently conducted. AVTAC is a company duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.1            Authority; No Consents. The execution, delivery and performance by AVTAC of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of AVTAC and this Agreement has been, and when executed and delivered by AVTACs will be, duly and validly executed and delivered and the valid and binding obligation of AVTAC, enforceable against it in accordance with its terms, subject to (I) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Neither the execution, delivery and performance by AVTAC of this Agreement, the consummation by AVTAC of the transactions contemplated hereby, nor compliance by AVTAC with any provision hereof or thereof will (x) (a) conflict with, (b) result in any violation of, (c) cause a default under (with or without due notice, lapse of time or both), (d) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under or (e) result in the creation of any Encumbrance on against any assets, rights or property of AVTAC’s under any term, condition or provision of any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Prostagenics or any of its properties, assets or rights, other than any such conflict, violation, default, right, loss or Encumbrance that would not have a Material Adverse Effect, or (y) conflict with or result in any violation of Prostagenices charter and other organizational documents.

4.2.           NYMC License. (a) It has confirmed with Prostagenics that: (i) the NYMC License is in full force and effect, (ii) Prostagenics is not in default thereunder and no event has occurred that constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by Prostagenics or (to the knowledge of Prostagenics) a default by the College under the NYMC License; (iii) there are no material disputes or disagreements between Prostagenics and the College with respect to the NYMC License; (iv) there are no amounts payable, or with the lapse of time or the giving of notice or both will be payable, to the College by Prostagenics under the NYMC License relating to matters occurring through the Effective Date or as a result of the assignment of the NYMC License to AVTAC pursuant to this Agreement and the payment to Prostagenics of the Purchase Price in accordance with the terms thereof; and  (v) Prostagenics is the sole owner of all rights thereunder free of any liens, charges, Encumbrances and rights of third parties; and (b) (ii) AVTAC is not in default under the Original Assignment Agreement; (ii) There are no material disputes or disagreements between AVTAC and Prostagenics; (iii) there are no amounts currently payable by AVTAC to Prostagenics; and (iv) AVTAC has not granted any other party any license to utilize the Patent Rights, Technology and Know-How.

ARTICLE 5
REPRESENTATIONS OF THERAPEUTICS

Therapeutics represents and warrants to AVTAC as follows:

5.              Corporate Power/Good Standing. Therapeutic has the corporate power and authority to own, lease and operate its properties and to conduct its business as is presently conducted. Therapeutics is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

5.1            Authority; No Consents. The execution, delivery and performance by Therapeutics of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Therapeutics and this Agreement has been, and when executed and delivered by Therapeutics will be, duly and validly executed and delivered and the valid and binding obligation of Therapeutics, enforceable against it in accordance with its terms, subject to (1) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Neither the execution, delivery and performance by Therapeutics of this Agreement, the consummation by Therapeutics of the transactions contemplated hereby, nor compliance by Therapeutics of the transactions contemplated hereby, nor compliance by Therapeutics with any provision hereof or thereof will (x)(a) conflict with, (b) result in any violation of, (c) cause a default under (with or without due notice, lapse of time or both), (d) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under or (e) result in creation of any Encumbrance on or against any assets, rights or property of ATAC under any term, condition or provision of any law, statute, rile, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Therapeutics or any of its properties, assets or rights% other than any such conflict, violation, default, right, loss or Encumbrance that would not have a Material Adverse Effect, or (y) conflict with or result in any violation of Therapeutics Certificate of Incorporation or Bylaws.

ARTICLE 6
NOTICE

6. In the event that at any time during the term of this Agreement, AVTAC receives notice that Prostagenics is of the opinion that AVTAC is not meeting its obligations  set forth in the Original Assignment Agreement then AVTAC shall immediately give notice in writing to Therapeutics, specifying in detail the nature of AVTAC's failure to meet its aforesaid obligations.

ARTICLE 7
MISCELLANEOUS PROVISIONS

7.             Entire Agreement. This Agreement embodies the entire understanding of the Parties and shall supersede all previous communications, representations, undertakings or agreements, between them either verbal or written, relating to the subject matter hereof.

7.1           Assignment; Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party (whether voluntarily, involuntarily, by way of merger orotherwise) to any other person without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed. In addition and notwithstanding the foregoing, any Party, upon notice to the other Party but without the consent of the other Party, may assign this Agreement and its rights and obligations hereunder by merger or consolidation, to any subsidiary, parent or other Affiliate, or to any individual or legal entity acquiring a substantial portion of the assigning Party's assets, provided such acquiror assumes all of the assigning Party's obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

7.2           Applicable Law. This Agreement is acknowledged to have been made in and shall be construed in accordance with the laws of New York without regard to the principles thereof relating to the conflict of laws, provided that all questions concerning the construction or effect of patent applications and patents shall be decided in accordance with the laws of the country in which the particular patent application or patent concerned has been filed or granted, as the case may be.

7.3           Headings: Severability; Enforcement. Headings are included herein for convenience only and shall not be used to construe this Agreement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by Law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

7.4           Amendments; Waiver. This Agreement may not be changed orally, but only by an agreement in writing signed by all Parties. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of the Parties. The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

7.5           No Strict Construction. The Parties hereto have participated jointly in. the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any provision of this Agreement.

7.6           Notices. Any notice or other communication required or permitted by this Agreement must be given in writing and shall be deemed effectively given (I) when received personally, (ii) when received by express courier or delivery service, (iii) after five (5) Business Days when sent by prepaid, first class, certified mail, return receipt requested or (iv) when telecopied or emailed, on the next following Business Day.

7.7           Counterparts.  This Agreement may be executed in two (2) or more counterparts, in original form or by facsimile, each of which shall be deemed an original, but all of which together will constitute one and the same document.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

AVT ACQUISITION CORP.                                                                                                AV THERAPEUTICS, INC.

By: /s/ Abraham Mittelman                                                                                                By: /s/ Abraham Mittelman

Name: Abraham Mittelman                                                                                                Name: Abraham Mittelman

Title: Chief Executive Officer                                                                                             Title: Abraham Mittelman